Exhibit 4.1

Total Capital International,

Company

and

TOTAL S.A.,

Guarantor

TO

The Bank of New York Mellon, acting through its London Branch

Trustee

Third Supplemental Indenture

Dated as of May 29, 2020

Supplement to Indenture dated as of February 17, 2012, as amended from time to time

$2,500,000,000 3.127% Guaranteed Notes Due 2050

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated as of May 29, 2020 (this “Third Supplemental Indenture”), is entered into by and between Total Capital International, a société anonyme duly organized and existing under the laws of the Republic of France (herein called the “Company”), having its principal office at 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France, and TOTAL S.A., a société anonyme duly organized and existing under the laws of the Republic of France (herein called the “Guarantor”), having its principal office at 2, place Jean Millier, La Défense 6, 92400 Courbevoie, and The Bank of New York Mellon, acting through its London Branch, as Trustee (herein called the “Trustee”) having its principal corporate trust office at One Canada Square, London E14 5AL, United Kingdom.

RECITALS

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Indenture, dated as of February 17, 2012 (herein called the “Base Indenture,” and together with the First Supplemental Indenture (as defined below) and this Third Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture;

WHEREAS, for the avoidance of doubt, The Bank of New York Mellon, acting through its London Branch, acts as Trustee and Paying Agent and The Bank of New York Mellon, New York, acts as Registrar and Transfer Agent under the Indenture;

WHEREAS, Section 901(7) of the Base Indenture permits supplements thereto without the consent of Holders to establish the form or terms of Securities of any series or the form of the Guarantee as permitted by Sections 201 and 301, and Section 901(10) of the Base Indenture permits the Company to make any other provisions with respect to matters or questions arising under this Indenture, provided, however, that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the Company, the Guarantor and the Trustee entered into a first supplemental indenture dated February 19, 2019 (the “First Supplemental Indenture”) which amended and supplemented certain provisions of the Base Indenture;

WHEREAS, the Company desires to issue as a single series of Securities under the Base Indenture, U.S.$2,500,000,000 3.127% Guaranteed Notes Due 2050 (the “Notes”) to be issued pursuant to this Third Supplemental Indenture;

WHEREAS, Section 901(4) of the Base Indenture permits supplements thereto without the consent of Holders to provide for a Guarantee of any new series of Securities;

WHEREAS, Section 205 of the Base Indenture sets forth the text of the endorsement of the Guarantee for any Securities to be guaranteed by the Guarantor and the Guarantor desires to provide the Guarantees provided for herein and in the Base Indenture for the benefit of the holders of the Notes;

WHEREAS, this Third Supplemental Indenture only applies to the Notes; to the extent that the terms of the Base Indenture are inconsistent with the provisions of this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall govern;

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definition of Terms. Unless the context otherwise requires:

(a)    each term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture;

(b)    each term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa; and

(d)    headings are for convenience of reference only and do not affect interpretation.

Section 102. Supplemental Definitions. The following definitions shall apply to the Notes only:

“Applicable Law” means any law or regulation.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction imposed or required pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 201. Designation and Principal Amount. There is hereby authorized and established the following series of Securities under the Indenture, designated the “U.S.$2,500,000,000 3.127% Guaranteed Notes Due 2050”, which shall be deemed “Securities” for all purposes under the Indenture.

SECTION 202. Maturity. The Stated Maturity of principal of the Notes is May 29, 2050.

SECTION 203. Further Issues. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same ranking, interest rate, maturity date and other terms (except for the date from which interest accrues, the issue price and, in some cases, the first interest payment date on the new notes, if any) as the Notes herein provided for. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional Notes shall be issued under a separate CUSIP or ISIN number unless the additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

SECTION 204. Form of Notes. The form of the Notes shall be substantially as set forth in Exhibit A as attached hereto, which is incorporated herein and made part hereof.

SECTION 205. Interest. The Notes shall bear interest, be payable and have such other terms as are stated in the form of the Notes attached hereto as Exhibit A and in the Base Indenture, as supplemented by the First Supplemental Indenture and this Third Supplemental Indenture.

SECTION 205. Redemption.

Prior to November 29, 2049 (six months prior to the Stated Maturity), the Notes shall be redeemable in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Exhibit A hereto) plus 30 basis points, plus accrued and unpaid interest to (but excluding) the date of redemption. In accordance with the terms of the Notes, the Quotation Agent (as defined in Exhibit A hereto) shall be responsible for calculating the make-whole amount in connection with any redemption hereunder.

On or after November 29, 2049 (six months prior to the Stated Maturity), the Notes shall be redeemable in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to (but excluding) the date of redemption.

SECTION 207. Issuance of Notes; Selection of Depositary. The Notes shall be issued as Global Securities in registered form, without coupons. The initial Depositary for the Notes shall be The Depository Trust Company.

SECTION 208. Authorized Denominations. The Notes shall be issuable in denominations of U.S.$2,000 and any integral multiple of U.S.$1,000.

SECTION 209. No Sinking Fund. No sinking fund will be provided with respect to the Notes.

ARTICLE THREE

AMENDMENTS TO THE BASE INDENTURE

APPLICABLE TO THE NOTES ONLY

SECTION 401. FATCA Undertakings. With respect to the Notes only, the Base Indenture is amended by adding Article Thirteen, which shall read as follows:

ARTICLE THIRTEEN

Section 1301. Mutual Undertaking Regarding Information Reporting and Collection Obligations.

Each party to this Indenture shall, within ten (10) business days of a written request by another party to this Indenture, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party to this Indenture shall be required to provide any forms, documentation or other information pursuant to this Article to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this this Article, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party to this Indenture that is customarily entered into by institutions of a similar nature.

Section 1302. Notice of Possible Withholding Under FATCA.

The Company shall notify each Paying Agent in the event that it determines that any payment to be made by a Paying Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company’s obligation under this this Section 1302 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Notes, or both.

Section 1303. Agent Right to Withhold.

Notwithstanding any other provision of this Indenture, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Paying Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this this Section 1303.

Section 1304. Issuer Right to Redirect.

In the event that the Company determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Paying Agents on the Notes, then the Company will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Company will promptly notify the Paying Agents and the Trustee of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 1304.

SECTION 402. Additional Amounts. With respect to the Notes only, Section 1010 of the Base Indenture is amended by adding a paragraph to Section 1010, which shall read as follows:

Furthermore, any amounts to be paid by the Company or the Guarantor, as the case may be, on the debt securities will be paid net of any FATCA Withholding. Neither the Company nor the Guarantor will be required to pay Additional Amounts on account of any FATCA Withholding.

ARTICLE FOUR

MISCELLANEOUS

SECTION 401. Execution as Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, as amended from time to time, and, as provided in the Base Indenture, this Third Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Base Indenture.

SECTION 402. Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Third Supplemental Indenture shall bind the Company’s successors and assigns whether so expressed or not. All the covenants, stipulations, promises and agreements of the Guarantor contained in this Third Supplemental Indenture shall bind the Guarantor’s successors and assigns whether so expressed or not.

SECTION 403. New York Contract. This Third Supplemental Indenture, each Note and the Guarantees shall be governed by and construed in accordance with the laws of the state of New York.

SECTION 404. Execution and Counterparts. This Third Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

SECTION 405. Capitalized Terms. Capitalized terms not otherwise defined in this Third Supplemental Indenture shall have the respective meanings assigned to them in the Base Indenture.

IN WITNESS WHEREOF, the Company and the Trustee hereto have caused this Third Supplemental Indenture to be duly executed, and the Guarantor has caused this Third Supplemental Indenture to be signed on its behalf by its duly appointed attorney, all as of the day and year first above written.

TOTAL CAPITAL INTERNATIONAL

By:	/s/ ANTOINE LARENAUDIE

TOTAL FINANCE CORPORATE SERVICES LIMITED

By:	/s/ ANTOINE LARENAUDIE
Name:	Antoine Larenaudie
Title:	Authorized Signatory

Attest:

/s/ VINCENT SIMONET
Name:	Vincent Simonet
Title:	Authorized Signatory

TOTAL S.A.

By:	/s/ ANTOINE LARENAUDIE
Name:	Antoine Larenaudie
Title:	Group Treasurer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:	/s/ THOMAS VANSON
Name:	Thomas Vanson
Title:	Vice President

[Signature Page to the Third Supplemental Indenture]

EXHIBIT A

FORM OF NOTES

Face of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TOTAL CAPITAL INTERNATIONAL

3.127% GUARANTEED NOTE DUE 2050

No. [ ]	U.S.$ [ ]
CUSIP [ ]
ISIN [ ]

TOTAL CAPITAL INTERNATIONAL, a société anonyme duly organized and existing under the laws of the Republic of France with a capital of €300,000 having its registered office at 2 Place Jean Millier, La Défense 6, 92400 Courbevoie, France, for a term that will expire on December 13, 2103, with the Registry of Commerce and Companies (Registre du commerce et des sociétés) of Nanterre under No. 479 858 854 (herein called the “Company”, which term includes any successor or substitute corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] (U.S.$[            ]) on May 29, 2050 and to pay interest thereon from May 29, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 29 and November 29 of each year (each an “Interest Payment Date”), commencing November 29, 2020, at the rate of 3.127% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 14 or November 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority thereof or therein) in respect of any amounts to be paid by the Company of principal of or interest on a Security of any series, then the Company will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is otherwise entitled; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(d)

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security of such series (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e)	any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent; or

(f)

any combination of items (a), (b), (c), (d) and (e) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Furthermore, any amounts to be paid by the Company on the debt securities will be paid net of any FATCA Withholding. The Company will not be required to pay additional amounts on account of any FATCA Withholding.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction in respect of any amount to be paid by the Company of principal of or interest on a Security of any series (i) for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor or substitute Person to the Company is organized, or any political subdivision or taxing authority thereof or therein; or (ii) if another Person merges into or transfers its assets to the Company pursuant to Section 801, for or on account of any taxes, assessments or governmental charges levied by the jurisdiction in which such other Person is organized, or by any political subdivision or taxing authority thereof, as a result of (x) the Company’s being treated as engaged in a trade or business, or having a permanent establishment, in such jurisdiction and (y) the payment of principal or interest being allocable or attributable to such trade or business or permanent establishment.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee, as Paying Agent, in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 29, 2020

TOTAL CAPITAL INTERNATIONAL
By:	TOTAL FINANCE CORPORATE SERVICES LIMITED

By
Name:	Antoine Larenaudie
Title:	Authorized Signatory of Total Finance Corporate Services Limited

Attest:

Name:	Vincent Simonet
Title:	Authorized Signatory

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 29, 2020

THE BANK OF NEW YORK MELLON,
LONDON BRANCH as Trustee

By

Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued outside France in one or more series under an Indenture, dated as of February 17, 2012, as supplemented by the first supplemental indenture, dated February 19, 2019 and the third supplemental indenture dated May 29, 2020 (herein called the “Indenture”), among the Company, as issuer, TOTAL S.A., as Guarantor (herein called the “Guarantor”), and The Bank of New York Mellon, acting through its London Branch, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$2,500,000,000.

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, as follows: (A) prior to November 29, 2049 (six months prior to the Stated Maturity), the Notes shall be redeemable in whole or in part, at any time and from time to time, at a redemption price (the “Optional Make-Whole Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued to the relevant redemption date (any such date, the “Redemption Date”)) discounted to the relevant Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest to (but excluding) the relevant Redemption Date and (B) on or after November 29, 2049 (six months prior to Stated Maturity), the Notes shall be redeemable in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to (but excluding) the Redemption Date.

For purposes of determining the Optional Make-Whole Redemption Price, the following definitions are applicable.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by Total Capital International and TOTAL S.A. The quotation agent will determine the applicable make-whole premium and deliver such determination to Total Capital International and TOTAL S.A., with a copy to the Trustee.

“Reference Treasury Dealer” means each of BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC and a primary U.S. government securities dealer selected by each of ANZ Securities, Inc. and SMBC Nikko Securities America, Inc. or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and three other primary U.S. government securities dealers selected by Total Capital International and TOTAL S.A., provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), Total Capital International and TOTAL S.A. shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in The City of New York are authorized generally or obligated by law, regulation or executive order to close.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

This Security is also redeemable prior to Stated Maturity as permitted under Section 1108 (“Optional Redemption Due to Changes in Tax Treatment”); the date specified for the Securities of this series, for the purpose of said Section 1108, is May 29, 2020.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$2,000 and any integral multiple of U.S.$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company and the Guarantor, at the Guarantor’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities and Guarantee, and certain other conditions are satisfied.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE OF TOTAL S.A.

For value received, TOTAL S.A., a société anonyme duly organized and existing under the laws of the Republic of France (herein called the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture due and prompt payment of the principal of (and premium, if any) and interest (including additional amounts) on such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Total Capital International, a société anonyme duly organized and existing under the laws of the Republic of France (herein called the “Company”, which term includes any successor corporation under such Indenture) punctually to make any such principal, premium or interest (including additional amounts) payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority thereof or therein) in respect of any amounts to be paid by the Guarantor under this Guarantee, the Guarantor will pay to the Holder of a Security of such series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is otherwise entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of such series;

(d)

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security of such series (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e)	any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent; or

(f)

any combination of items (a), (b), (c), (d) and (e) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

Furthermore, any amounts to be paid by the Guarantor on the debt securities will be paid net of any FATCA Withholding. The Guarantor will not be required to pay additional amounts on account of any FATCA Withholding.

Additionally, if under the terms of the debt securities the Company is not required to pay any additional amounts, then the Guarantor shall not be required to pay additional amounts under the guarantee.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction in respect of any amount to be paid by the Guarantor of principal of or interest on a Security of any series (i) for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor to the Guarantor is organized, or any political subdivision or taxing authority thereof or therein; or (ii) if another Person merges into or transfers its assets to the Guarantor pursuant to Section 801, for or on account of any taxes, assessments or governmental charges levied by the jurisdiction in which such other Person is organized, or by any political subdivision or taxing authority thereof, as a result of (x) the Guarantor’s being treated as engaged in a trade or business, or having a permanent establishment, in such jurisdiction and (y) the payment of principal or interest being allocable or attributable to such trade or business or permanent establishment.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed manually or in facsimile by a person duly authorized in that behalf.

Dated: May 29, 2020

TOTAL S.A.

By
Name:	Antoine Larenaudie
Title:	Group Treasurer

Attest:

Name:	Vincent Simonet
Title:	Authorized Signatory